EXHIBIT 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

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                                                             YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------
                                                           1995            1994            1993
                                                   ------------    ------------    ------------
Income from continuing operations...............   $ 78,810,000    $ 49,984,000    $ 74,867,000
Discontinued operations
  Earnings from hotel operations, net...........     21,230,000      36,319,000      16,926,000
  Spin-off transaction expenses, net............    (21,194,000)
Extraordinary loss, net.........................              -               -      (5,447,000)
Cumulative effect of change in accounting
  policy, net...................................              -      (7,932,000)              -
                                                   ------------    ------------    ------------
Net income......................................   $ 78,846,000    $ 78,371,000    $ 86,346,000
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------
PRIMARY EARNINGS PER SHARE
Weighted average number of common shares
  outstanding...................................    102,340,763     101,604,698     100,678,398
    Common stock equivalents
      Additional shares based on average market
        price for period applicable to:
          Restricted stock......................         90,996         461,408       1,045,704
          Stock options.........................        756,364         744,205         838,272
                                                   ------------    ------------    ------------
Average number of primary common and common
  equivalent shares outstanding.................    103,188,123     102,810,311     102,562,374
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------
PRIMARY EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE
    Income from continuing operations...........   $       0.76    $       0.49    $       0.73
    Discontinued operations
      Earnings from hotel operations, net.......           0.21            0.35            0.16
      Spin-off transaction expenses, net........          (0.21)              -               -
    Extraordinary loss, net.....................              -               -           (0.05)
    Change in accounting policy, net............              -           (0.08)              -
                                                   ------------    ------------    ------------
    Net income..................................   $       0.76    $       0.76    $       0.84
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------
FULLY DILUTED EARNINGS PER SHARE
Average number of primary common and common
  equivalent shares outstanding.................    103,188,123     102,810,311     102,562,374
    Additional shares based on period-end price
      applicable to:
        Restricted stock........................              -          89,655          11,497
        Stock options...........................              -               -         107,454
                                                   ------------    ------------    ------------
Average number of fully diluted common and
  common equivalent shares outstanding..........    103,188,123     102,899,966     102,681,325
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------
FULLY DILUTED EARNINGS PER COMMON AND COMMON
  EQUIVALENT SHARE
    Income from continuing operations...........   $       0.76    $       0.49    $       0.73
    Discontinued operations
      Earnings from hotel operations, net.......           0.21            0.35            0.16
      Spin-off transaction expenses, net........          (0.21)              -               -
    Extraordinary loss, net.....................              -               -           (0.05)
    Change in accounting policy, net............              -           (0.08)              -
                                                   ------------    ------------    ------------
    Net income..................................   $       0.76    $       0.76    $       0.84
                                                   ------------    ------------    ------------
                                                   ------------    ------------    ------------
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